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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 4, 1999, except for Note 19, as to which the date is March 31, 1999 and January 29, 1999, except for
Note 15, as to which the date is March 31, 1999 relating to the consolidated financial statements and financial statement schedule of National Golf Properties, Inc. and the consolidated financial statement of American Golf Corporation and Subsidiaries, respectively, which appears in National Golf Properties, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated May 7, 1999 relating to the financial statements of Cobblestone Golf, which appears in the Current Report on Form 8-K/A dated March 31, 1999. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

                                          PricewaterhouseCoopers LLP

Los Angeles, California

October 18, 1999